Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Set forth below are certain subsidiaries of
E. I. du Pont de Nemours and Company

Name	Organized Under Laws Of
Belco Technologies Corporation	Delaware
Christiana Insurance, LLC	Vermont
Coastal Training Technologies Corp.	Virginia
Danisco A/S	Denmark
Danisco Holding USA Inc.	Delaware
DPC (Luxembourg) SARL	Luxembourg
DuPont (Australia) Ltd.	Australia
DuPont (Changshu) Fluoro Technology Co., Ltd.	China
DuPont (China) Research & Development and Management Co., Ltd.	China
DuPont (Korea) Inc.	Korea
DuPont (U.K.) Industrial Limited	United Kingdom
DuPont (U.K.) Ltd.	United Kingdom
DuPont Agricultural Caribe Industries, Ltd.	Bermuda
DuPont Apollo (Shenzhen) Limited	China
DuPont Argentina S.R.L.	Argentina
DuPont Asia Pacific Limited	Delaware
DuPont Asturias, S.L.	Spain
DuPont Capital Management Corporation	Delaware
DuPont Chemical and Energy Operations, Inc.	Delaware
DuPont China Holding Company Ltd.	China
DuPont China Limited	Hong Kong
DuPont Company (Singapore) Pte Ltd.	Singapore
DuPont Coordination Center N.V.	Belgium
DuPont de Nemours (Belgium) BVBA	Belgium
DuPont de Nemours (Deutschland) GmbH	Germany
DuPont de Nemours (France) S.A.S.	France
DuPont de Nemours (Luxembourg) SARL	Luxembourg
DuPont de Nemours (Nederland) B.V.	The Netherlands
DuPont de Nemours Development S.A.	Switzerland
DuPont de Nemours Groupe SAS	France
DuPont de Nemours Holding SA	Switzerland
DuPont de Nemours International S.A.	Switzerland
DuPont de Nemours Italiana S.r.l.	Italy
DuPont Denmark Holding ApS	Denmark
DuPont Deutschland Holding GmbH & Co. KG	Germany
DuPont do Brasil S.A.	Brazil
DuPont Electronics Microcircuits Industries, Ltd.	Bermuda
DuPont Energy Company, LLC	Delaware
DuPont Feedstocks Company	Delaware
DuPont Global Operations, Inc.	Delaware
DuPont Iberica, S.L.	Spain
DuPont Industrial (Luxembourg) SARL	Luxembourg

Name	Organized Under Laws Of
DuPont Integration (Luxembourg) S.A.R.L.	Luxembourg
DuPont International (Luxembourg) SCA	Luxembourg
DuPont International BV	The Netherlands
DuPont International Operations SARL	Switzerland
DuPont Kabushiki Kaisha	Japan
DuPont KGA B.V.	The Netherlands
DuPont Mexico S.A. de C.V.	Mexico
DuPont NLco BV	The Netherlands
DuPont Operations (Luxembourg) SARL	Luxembourg
DuPont Operations Worldwide, Inc.	Delaware
DuPont Operations, Inc.	Delaware
DuPont Performance Coating France, SAS	France
DuPont Performance Coating Nederland BV	The Netherlands
DuPont Performance Coatings (Changchun) Company Limited	China
DuPont Performance Coatings (Shanghai) Co. Ltd.	China
DuPont Performance Coatings (U.K.) Ltd.	United Kingdom
DuPont Performance Coatings Austria GmbH	Austria
DuPont Performance Coatings GmbH	Germany
DuPont Performance Coatings Venezuela, C.A.	Venezuela
DuPont Performance Elastomers, L.L.C.	Delaware
DuPont Powder Coatings USA, Inc.	Delaware
DuPont Science and Technologies LLC	Russia
DuPont Solutions (Luxembourg) SARL	Luxembourg
DuPont Taiwan Limited	Taiwan
DuPont Technology (Luxembourg) S.a.r.l.	Luxembourg
DuPont Trading (Shanghai) Co., Ltd.	China
E.I. DuPont Canada – Thetford Inc.	Canada
E.I. DuPont Canada Company	Canada
E.I. DuPont India Private Limited	India
EKC Technology, Inc.	California
First Chemical Corporation	Mississippi
Holding DuPont S.A. de C.V.	Mexico
Howson Algraphy BV	The Netherlands
Initiatives de Mexico, S.A. de C.V.	Mexico
Innovalight Inc.	California
MECS Inc.	Delaware
Pioneer Hi-Bred International, Inc.	Iowa
Solae L.L.C.	Delaware

Subsidiaries not listed would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary.